Exhibit 1

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”), dated as of August 31, 2020, is by and among the undersigned shareholders (the “Shareholders”) of FLANIGAN’S ENTERPRISES, INC., a Florida corporation (“FEI”), and FLANIGAN FAMILY STOCK HOLDINGS, LLC, a Florida limited liability company (“FFSH”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A.       The Shareholders own, in the aggregate, 741,796 shares of common stock, par value $0.10 (the “Common Stock”) of FEI (collectively, the “FEI Shares”).

B.       The Shareholders believe it is in their respective best interests to contribute their FEI Shares to FFSH in exchange for newly-issued membership interests of FFSH (hereinafter referred to as the “FFSH Interests”), in the amounts and classes set forth on Exhibit A (the “Contribution”).

C.       Immediately after the Contribution, the Shareholders will own 100% of the membership interests of FFSH, and FFSH will own all of the Common Shares, representing 39.9% of the outstanding capital stock of FEI.

D.        It is the intention of the Parties that the Contribution in accordance with the terms of this Agreement is intended to qualify as (i) a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”) and (ii) a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency is hereby acknowledged, the Parties hereto intending to be legally bound hereby agree as follows:

Article 1

CONTRIBUTION AND EXCHANGE OF FEI SHARES

1.1       Recitals. The Parties acknowledge and agree that the Recitals stated above are true and correct in all material respects.

1.2       Shareholders’ Contribution of FEI Shares in Exchange for FFSH Interests.

(a)       Subject to the terms and conditions set forth in this Agreement, each Shareholder hereby agrees to contribute to FFSH at the Closing (as defined below) all right, title and interest in the FEI Shares, and in consideration therefor, FFSH shall issue to the Shareholders the respective number and class of FFSH Interests set forth on Exhibit A hereto and shall deliver to each of the Shareholders the certificates therefor.

(b)       At the Closing, each of the Shareholders will become a party to the Operating Agreement of FFSH in the form attached hereto as Exhibit B (the “FFSH Operating Agreement”).

(c)       At the Closing, the Shareholders shall cause FEI’s transfer agent to cancel the certificates representing the FEI Shares and issue i/n/o FFSH 741,796 shares of FEI’s Common Stock. All FFSH Interests issued to the Shareholders upon the surrender of the FEI Shares in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all Shareholders’ rights pertaining to the FEI Shares and on the Closing Date (it being understood that at the Closing all rights pertaining to the FEI Shares shall be vested in FFSH), the Shareholders shall have ceased to have any rights with respect to the FEI Shares, except as otherwise provided for by applicable law.

1.3       Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of FEI on the date hereof or at such other place or time and in such manner (including by email, fax or other electronic means) as the Parties may agree. The date on which the Closing actually occurs is referenced herein as the “Closing Date”.

Article 2

REPRESENTATIONS, COVENANTS AND WARRANTIES OF FFSH

FFSH hereby represents and warrants to FEI and the Shareholders as follows:

2.1       Organization and Authorization. FFSH is a limited liability company duly organized and validly existing under the laws of Florida. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action on the part of FFSH. This Agreement and the transactions contemplated hereby constitute (or will upon execution constitute) the legally valid and binding obligations of FFSH, enforceable against FFSH in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors’ rights generally.

Article 3

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each of the Shareholders hereby represents and warrants to FFSH and to each other Shareholder as follows:

3.1       Good Title.  The Shareholder is the record and beneficial owner, and has good and marketable title to the FEI Shares listed for such Shareholder on Exhibit A, with the right and authority to sell and deliver such FEI Shares to FFSH as provided herein.  The Shareholder owns such FEI Shares free and clear of all any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind. Upon registering of FFSH as the new owner of such FEI Shares in the register of FEI, FFSH will receive good title to such FEI Shares, free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, agreements among the Shareholders and other encumbrances.  The FEI Shares set forth on Exhibit A are and will be at Closing, all of the FEI Shares of FEI.

3.2       Power and Authority.  All acts required to be taken by the Shareholder to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken.  This Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against such Shareholder in accordance with the terms hereof.

3.3       Available Information.  The Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in FFSH.

3.4       Acknowledgement. The Shareholder understands that the FFSH Interests have not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder’s representations as expressed herein.

3.5       Legends. The certificates evidencing the FFSH Interests will bear the following legend or another legend that is similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL ACCEPTABLE TO FEI TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO FEI.

and any legend required by the FFSH Operating Agreement and “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

3.6       Accredited Investor.  The Shareholder is: (a) an “accredited investor” within the meaning of Rule 501 under the Securities Act; or (b) a non-accredited investor who is a sophisticated person within the meaning of Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

3.7       Shareholder Acknowledgment.   The Shareholder is aware of FEI’s business affairs and financial condition and has reached an informed and knowledgeable decision to contribute the FEI Shares in exchange for the FFSH Interests.   The Shareholder has received satisfactory answers to any questions the Shareholder has asked and desires to complete the contribution of the FEI Shares in exchange for FFSH Interests contemplated under this Agreement.   Shareholder has had the opportunity to obtain any additional information that FEI or FFSH possesses, or can acquire without unreasonable effort or expense, that the Shareholder deems necessary to verify the accuracy of the information provided, and has received all such additional information requested. Neither FFSH, Company nor any other person shall have any liability to the Shareholder or any other person or entity, and the Shareholder waives and releases any claims that it might have against FFSH, Company or any other party that is based, in whole or in part, on any disparity in access to FFSH, Company, knowledge, information or beliefs, including, without limitation, under any federal or state securities laws, common law or statute, rule or regulation.

3.8       Opportunity to Obtain Counsel. Each Shareholder acknowledges that such Shareholder has had opportunity to consult his, her or its own legal counsel and other advisors, as necessary.

Article 4

CLOSING DELIVERIES

The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at the Closing, of the following conditions:

4.1       Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

4.2       Closing Deliveries of the Shareholders. At the Closing, the Shareholders shall deliver or cause to be delivered the following documents:

(a)       transfer instructions and stock powers endorsed in blank to FEI’s transfer agent in the form attached hereto as Exhibit C regarding the transfer by Shareholders of FEI Shares to FFSH pursuant to Section 1.2;

(b)       the FFSH Operating Agreement duly executed by each of the Shareholders; and

(c)       such other documents as FFSH may reasonably request for the purpose of facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

4.3       Closing Deliveries of FFSH: At the Closing, FFSH shall deliver the following documents:

(a)       certificates evidencing the FFSH Interests registered in the name of the Shareholders in accordance with Exhibit A;

(b)       the FFSH Operating Agreement duly executed by FFSH; and

(c)       such other documents as the Shareholders may reasonably request for the purpose of facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Article 5

ADDITIONAL OBLIGATIONS AND COVENANTS

5.1       Further Assurances. From time to time, as and when requested by any Party hereto, the other Parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as the requesting Party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement (including, without limitation, any documents and agreements as FEI or FFSH or their respective advisors may deem necessary or desirable in order for the FEI Shares to be issued to the FFSH in compliance with all relevant securities laws), provided that such actions shall be at no cost or additional liability to such Party.

5.2       Counsel. FFSH and each Shareholder acknowledge and agree that (a) Rennert Vogel Mandler & Rodriguez, P.A. (“RVMR”) has not and does not represent the Shareholders in connection with this transaction and has prepared this Agreement as a matter of convenience of the Parties, and (b) FFSH and the Shareholders hereby waive any conflict of interest that may arise in connection with RVMR’s ongoing representation of FEI after the date hereof.

Article 6

MISCELLANEOUS

6.1       Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by FFSH and the Shareholders.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

6.2       Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to FFSH, to:	Flanigan Family Stock Holdings, LLC
5059 NE 18th Avenue
Fort Lauderdale, Florida 33334
Attn: James G. Flanigan, Manager

If to any Shareholder, to the relevant address set forth on Exhibit A hereto.

6.3       Interpretation.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

6.4       Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

6.5       Counterparts; Facsimile Execution.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.  Facsimile execution and facsimile or electronic delivery of this Agreement is legal, valid and binding for all purposes.

6.6       Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the schedules included herein, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the transactions contemplated hereby; and (b) are not intended to confer upon any person other than the Parties any rights or remedies. The representations and warranties contained in this Agreement shall survive the Closing and the termination of this Agreement.

6.7       Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Florida, without reference to principles of conflicts of laws.  Any action or proceeding brought for the purpose of enforcement of any term or provision of this Agreement shall be brought only in the Federal or state courts sitting in Florida and the Parties hereby waive any and all rights to trial by jury.

6.8       Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties.  Any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Contribution Agreement as of the date first above written.

FLANIGAN FAMILY STOCK HOLDINGS, LLC

By: /s/ James G. Flanigan

James G. Flanigan, Manager

SHAREHOLDERS:
/s/ James G. Flanigan James G. Flanigan	The Flanigan Grandchildren Irrevocable Trust #5 dated 6/26/2001 By: /s/ James G. Flanigan James G. Flanigan, Trustee
/s/ Margaret F. Fraser Margaret F. Fraser	The Flanigan Step-Grandchildren Irrevocable Trust dated 2/19/2004 By: /s/ Michael B. Flanigan Michael B. Flanigan, Trustee
/s/ Michael B. Flanigan Michael B. Flanigan	The Flanigan Grandchildren Irrevocable Trust #4 dated 6/26/2001 By: /s/ Michael B. Flanigan Michael B. Flanigan, Trustee
/s/ Patrick J. Flanigan Patrick J. Flanigan	The Flanigan Grandchildren Irrevocable Trust #3 dated 6/26/2001 By: _/s/ Patrick J. Flanigan Patrick J. Flanigan, Trustee

EXHIBIT A

Shareholders Contributing Shares of Flanigan’s Enterprises, Inc. (“FEI”)

in Exchange for Membership Interests in Flanigan Family Stock Holdings, LLC (“FFSH”)

Shareholder / Member	FEI Shares Contributed	FFSH Membership Interests Received in Exchange	Class of Membership Interests
Class A Members:
James G. Flanigan 8330 N.W 159th Terrace Miami Lakes, Florida 33024	268,286	36.2%	Class A
James G. Flanigan, Trustee of The Flanigan Grandchildren Irrevocable Trust #5 dated 6/26/2001	13,700	1.8%	Class A
Michael B. Flanigan 601 Overlook Drive Stuart, Florida 34994	155,022	20.9%	Class A
Michael B. Flanigan, Trustee of The Flanigan Grandchildren Irrevocable Trust #4 dated 6/26/2001 601 Overlook Drive Stuart, Florida 34994	10,200	1.4%	Class A
Michael B. Flanigan, Trustee of The Flanigan Step-Grandchildren Irrevocable Trust dated 2/19/2004 601 Overlook Drive Stuart, Florida 34994	3,500	0.5%	Class A
Patrick J. Flanigan, Trustee of The Flanigan Grandchildren Irrevocable Trust #3 dated 6/26/2001 722 N.W. Sunset Drive Stuart, Florida 34994	13,700	1.8%	Class A
Margaret F. Fraser 6242 Camanito del Oeste San Diego, CA 92111	138,694	18.7%	Class A
Class B Member:
Patrick J. Flanigan 722 N.W. Sunset Drive Stuart, Florida 34994	138,694	18.7%	Class B
TOTAL	741,796	100.00%